UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2019

PACIFIC MERCANTILE BANCORP
(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (714) 438-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	“PMBC”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 29, 2019, Pacific Mercantile Bancorp (the “Company”) announced that Thomas M. Vertin, President and Chief Executive Officer of both the Company and its subsidiary, Pacific Mercantile Bank (the “Bank”), would resign as an officer, employee and director of the Company and the Bank, effective as of September 3, 2019. Also on August 29, 2019, the Company announced that Brad Dinsmore has been appointed to succeed Mr. Vertin as President and Chief Executive Officer of the Company and the Bank, and to serve as a member of the Company’s Board of Directors and the Bank’s Board of Directors, effective as of September 3, 2019.
Mr. Dinsmore, age 56, previously served as Corporate Executive Vice President at SunTrust Bank from 2011 to 2017, where his responsibilities included Consumer Banking, Private Wealth Management and Digital Banking. Prior to joining SunTrust Bank, Mr. Dinsmore served as Group Executive Vice President, Head of US Retail Banking at Citigroup from 2009 to 2011. Mr. Dinsmore previously spent more than 20 years at Bank of America, including 15 years in senior roles in the Southern California market. Mr. Dinsmore holds a B.A. in Business Administration, Finance, from California Polytechnic State University, San Luis Obispo, and graduated from the Pacific Coast Banking School at the University of Washington.
There are no arrangements or understandings between Mr. Dinsmore and any other persons pursuant to which he was selected as an officer or director of the Company or the Bank. There are also no family relationships between Mr. Dinsmore and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Mr. Dinsmore’s appointment as President and Chief Executive Officer, the Company and the Bank entered into an Employment Agreement with Mr. Dinsmore on July 29, 2019, with a three year term commencing on September 3, 2019 (the “Employment Agreement”). The Company delayed the filing of this Current Report on Form 8-K until the date on which the Company publicly announced such appointment pursuant to the instruction to Item 5.02(c) of Form 8-K.
Pursuant to the Employment Agreement, Mr. Dinsmore will receive an annual base salary of $425,000, subject to annual review, and a maximum target incentive payment of 100% of base salary commencing with calendar year 2020. Mr. Dinsmore will receive an automobile allowance of $800 per month, reimbursement for the initial social membership cost of a country club or similar club in an amount not to exceed $25,000 and up to $800 per month of club dues and expenses, reimbursement for relocation expenses not to exceed $37,500, and may participate in the benefit programs of the Company and the Bank available to executive employees generally. Mr. Dinsmore will accrue four weeks paid vacation per year.
Subject to the approval of the Company’s compensation committee, Mr. Dinsmore will also be granted (i) a nonqualified stock option under the Company’s 2019 Equity Incentive Plan (the “Plan”) to acquire up to 250,000 shares of the Company’s common stock (the “Option”) and (ii) 100,000 stock units issued under the Plan (the “RSUs”). The Option will vest and become exercisable in five equal installments on each of the first five anniversaries of the Option grant date subject to Mr. Dinsmore’s continuous service and will have a per share exercise price equal to the fair market value of a share of the Company’s common stock on the Option grant date. Upon termination of Mr. Dinsmore’s continuous service for any reason or the consummation of a change of control in which the Option is not assumed or otherwise continued or replaced in connection with the change of control, before the Option fully vests, the unvested portion of the Option will be forfeited without consideration. The RSUs will vest and be paid out with (i) 25,000 shares of the Company’s common stock on the first anniversary of the RSU grant date and (ii) 75,000 shares of the Company’s common stock on the third anniversary of the RSU grant date, in each case subject to Mr. Dinsmore’s continuous service. Upon termination of Mr. Dinsmore’s continuous service for any reason before the RSUs are fully vested, the unvested portion of the RSUs will be forfeited without consideration; provided, however, that all unvested RSUs will vest (i) immediately prior to the consummation of a change of control provided that such change of control is consummated on or after the date which is 18 months after the grant date and the RSUs are not assumed or otherwise continued or replaced in connection with the change of control, or (ii) upon the termination of Mr. Dinsmore’s continuous service on or after the consummation of a change of control provided that such change of control is consummated on or after the date which is 18 months after the grant date.
If Mr. Dinsmore’s employment is terminated without Cause or Mr. Dinsmore terminates his employment for Good Reason (in each case, as defined in the Employment Agreement), then he will be entitled to a lump sum payment equal to 200% of his annual base salary. If Mr. Dinsmore’s employment is terminated due to his permanent disability, then he will be entitled to accrued annual base salary and accrued and unused vacation through the date of disability. In the event of termination of his employment due to Mr. Dinsmore’s death, his beneficiaries will be paid accrued annual base salary and accrued and unused vacation as of the date of his death. If Mr. Dinsmore’s employment is terminated for Cause (as defined in the Employment Agreement) or due to the expiration of the term of the Employment Agreement, he will not be entitled to any severance compensation.
The foregoing description of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
In connection with Mr. Vertin’s resignation as President and Chief Executive Officer, the Company and the Bank entered into a Separation Agreement and General Release with Mr. Vertin on August 29, 2019 (the “Separation Agreement”), under which Mr. Vertin agreed to a general release of claims in favor of the Company and the Bank in exchange for certain payments and benefits. Specifically, provided that Mr. Vertin does not exercise his right to revoke the general release of claims set forth in the Separation Agreement on or before September 5, 2019, Mr. Vertin will be entitled to receive a payment of $412,000, which is equal to twelve months of Mr. Vertin’s current base salary, less applicable deductions under federal, state and local laws, payable in a single lump sum on the 90th day following September 3, 2019. In addition, Mr. Vertin’s outstanding equity-based awards will vest and become free of restrictions as of September 6, 2019, and any outstanding stock options held by Mr. Vertin will be exercisable until the earliest to occur of (i) 5:00 p.m. Pacific Time on March 31, 2020, (ii) the consummation of a change of control of the Company, and (iii) a material breach by Mr. Vertin of any of his obligations under the Separation Agreement or his employment agreement.
The foregoing description of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Item 7.01    Regulation FD Disclosure

On August 29, 2019, the Company issued a press release announcing Mr. Vertin’s resignation and the appointment of Mr. Dinsmore to succeed Mr. Vertin as President and Chief Executive Officer and as a director of the Company and the Bank, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 29, 2019, among Pacific Mercantile Bancorp, Pacific Mercantile Bank, and Brad Dinsmore.
10.2	Separation Agreement and General Release, dated August 29, 2019, among Pacific Mercantile Bancorp, Pacific Mercantile Bank, and Thomas M. Vertin.
99.1**	Press release dated August 29, 2019.
________________
** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP
(Registrant)

Date: August 29, 2019	By:	/s/ Curt A. Christianssen
Curt A. Christianssen Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated July 29, 2019, among Pacific Mercantile Bancorp, Pacific Mercantile Bank, and Brad Dinsmore.
10.2	Separation Agreement and General Release, dated August 29, 2019, among Pacific Mercantile Bancorp, Pacific Mercantile Bank, and Thomas M. Vertin.
99.1	Press release dated August 29, 2019.
________________
** Furnished herewith.